Exhibit 99.2

Hein & Associates LLP 14755 Preston Rd. Suite 320 Dallas, Texas 75254	www.heincpa.com p 972.458.2296 f 972.788.4943

INDEPENDENT AUDITOR’S REPORT

To the Members

TEAK Midstream, L.L.C.

Dallas, Texas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of TEAK Midstream, L.L.C. and its subsidiaries, (collectively, the “Company”) which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TEAK Midstream, L.L.C. and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Dallas, Texas

April 15, 2013

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

ASSETS
CURRENT ASSETS:
Cash	$15,274,897
Accounts receivable, no allowance for doubtful accounts	8,967,863
Accounts receivable, related party	14,767,088
Prepaid expenses and other current assets	412,020

Total current assets	39,421,868

PROPERTY AND EQUIPMENT, net	198,467,097

INVESTMENTS, EQUITY METHOD	173,618,042

DEFERRED FINANCING COSTS, net of accumulated amortization of $463,932	1,496,360

Total assets	$413,003,367

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$48,588,506
Other current liabilities	530,342
Current portion of derivative	296,029

Total current liabilities	49,414,877

DERIVATIVE LIABILITY – long-term	237,135

GUARANTEE FEE	3,445,589

LONG-TERM DEBT	120,001,703

Total liabilities	173,099,304

COMMITMENTS (Note 8)

EQUITY	239,904,063

Total liabilities and equity	$413,003,367

See accompanying notes to these consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2012

REVENUES:
Product sales	$23,644,785
Gas gathering	3,707,842
Other	49,104

Total revenue	27,401,731

OPERATING COSTS AND EXPENSES:
Product purchases	18,856,146
Plant and pipeline operating	3,872,441
General and administrative	4,166,738
Depreciation	3,164,059

Total operating expenses	30,059,384

OPERATING LOSS	(2,657,653)

OTHER INCOME (EXPENSES):
Interest expense	(4,848,992)
Equity in loss of joint ventures	(1,417,698)
Interest income	18,133

Total other expenses	(6,248,557)

Net loss	(8,906,210)

OTHER COMPREHENSIVE LOSS –
Unrealized loss on derivative liability	(533,164)

COMPREHENSIVE LOSS	$(9,439,374)

See accompanying notes to these consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

YEAR ENDED DECEMBER 31, 2012

	MEMBERS’ EQUITY	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL EQUITY

BALANCE, January 1, 2012	$41,454,778	$—	$41,454,778

Contributions	207,888,659	—	207,888,659

Unrealized loss on derivative liability	—	(533,164)	(533,164)

Net loss	(8,906,210)	—	(8,906,210)

BALANCE, December 31, 2012	$240,437,227	$(533,164)	$239,904,063

See accompanying notes to these consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,906,210)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,164,059
Amortization of deferred financing costs	463,932
Non-cash interest expense	3,445,589
Equity in loss of joint ventures	1,417,699
Changes in operating assets and liabilities:
Accounts receivable	(9,863,768)
Prepaid expenses and other current assets	(307,301)
Accounts payable and other current liabilities	40,716,580

Net cash provided by operating activities	30,130,580

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint ventures	(187,287,750)
Additions to property and equipment	(151,425,398)
Sale of land	1,969,911

Net cash used in investing activities	(336,743,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions, net of financing fee	207,888,659
Proceeds from long-term debt, net of deferred financing costs	118,039,708
Repayment of long-term debt	(7,060,221)

Net cash provided by financing activities	318,868,146

NET CHANGE IN CASH AND CASH EQUIVALENTS	12,255,489

CASH AND CASH EQUIVALENTS, beginning of period	3,019,408

CASH AND CASH EQUIVALENTS, end of period	$15,274,897

See accompanying notes to these consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

TEAK Midstream, L.L.C. (“TEAK” or the “Company”), a Delaware limited liability company, was established on October 6, 2009 to acquire, own maintain, develop, and sell midstream assets. TEAK’s operations are established under wholly owned subsidiaries primarily engaged in the purchase, sale, gathering, and processing of natural gas in south Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The Company maintains its cash balances primarily in one financial institution deemed to be of high credit quality. At times the amount of cash and cash equivalents on deposit in the financial institution exceeds federally insured limits. Management monitors the soundness of the financial institution and believes the Company’s risk is negligible.

Accounts Receivable

Accounts receivable arise from the processing, transportation, and sale of natural gas and generally require payment within 30 days. No interest is charged on past-due balances. Payments made on all accounts receivable are applied to the earliest unpaid items. The Company evaluates accounts receivable for doubtful accounts on a regular basis. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. As of December 31, 2012, the Company determined no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation expense is provided using the straight-line method, which, in the opinion of management, is adequate to allocate the costs of these assets over the estimated useful lives as follows:

Processing plant	30 years
Pipelines and equipment	10-25 years
Office equipment and vehicles	3-5 years

Expenditures for maintenance and repairs are expensed as incurred. Costs of major replacements and improvements are capitalized. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Based upon this evaluation, no impairment was indicated at December 31, 2012.

Capitalized Interest

The Company capitalizes interest costs to property and equipment on expenditures made in connection with plant and pipeline construction. Such costs are capitalized only for the period that activities are in progress to bring these projects to their intended use. Interest costs capitalized for the year ended December 31, 2012 was $1,083,057.

Investments

The Company uses the equity method of accounting for investments in joint ventures where the ability to exercise significant influence over such entities exists. Investments in joint ventures, at equity, consist of capital contributions and advances, plus the Company’s share of accumulated earnings (losses) as of the latest fiscal year-ends of the joint ventures, less capital withdrawals and dividends.

Revenue

The Company earns revenues from (i) domestic sales of natural gas; and (ii) natural gas gathering, processing and transportation. Revenues associated with sales of natural gas are recognized when title passes to the customer. Revenues associated with transportation and processing fees are recognized when the service is provided. For gathering and processing services, the Company receives either fees or commodities from natural gas producers depending on the type of contract. Commodities received are in turn sold and recognized as revenue in accordance with the criteria outlined above. Under the percentage-of-index contract type, the Company earns revenue by purchasing wellhead natural gas at a percentage of the index price and selling processed natural gas at a price approximating the index price to third parties. The Company generally reports revenues gross in the consolidated statements of operations. The Company acts as the principal in these transactions, takes title to the product, and incurs the risks and rewards of ownership. Fee-based agreements are recorded net.

Derivative Activity

The Company entered into an interest rate swap to reduce its exposure to fluctuations in future interest rate increases. Derivative instruments are designated as cash flow hedges for accounting purposes. The Company records all derivatives as either assets or liabilities on the consolidated balance sheets measured at estimated fair value. The effective portion of the changes in the fair value of derivatives is recorded in accumulated other comprehensive income (loss) and subsequently recorded in interest expense in the consolidated statements of operations and comprehensive loss at the time the hedged item affects earnings. Any ineffective portion of a hedged derivative instrument’s change in fair value is immediately recognized in interest expense. Changes in the fair value of the financial derivative instrument and cash flows resulting from the settlement of that instrument are included in interest expense in the statement of operations. See additional information in Note 6 – Derivative.

Income Taxes

The Company is not subject to federal income taxation because the effects of its activities accrue to the members. Accordingly, no provision for federal income taxes is included in the accompanying financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company remains liable for state income taxes. The Company accounts for state income taxes in accordance with the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences, at enacted statutory rates, between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period, plus or minus the tax effect of the net change in the deferred tax assets and liabilities. No material deferred tax assets or liabilities existed as of December 31, 2012.

The Company is subject to certain provisions related to uncertain tax positions. The Company has reviewed its pass-through status and determined no uncertain tax positions exist. The Company’s income tax returns for the years ended 2011, 2010 and 2009 remain open for examination by the respective federal and state authorities. Penalties and interest are included in income tax expense in the event they are incurred. The Company has incurred neither penalties nor interest during either the year ended December 31, 2012.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value Measurements

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and include this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair values of accounts receivable, and accounts payable approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Fair Value

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company uses market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and attempt to use the best available information. Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and lowest priority to unobservable inputs (Level 3 measurement).

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The three levels of fair value hierarchy are as follows:

•	Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. At December 31, 2012, the Company had no Level 1 measurements.

•

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Where observable inputs are available, directly or indirectly, for substantially the full term of the asset or liability, the instrument is categorized in Level 2. At December 31, 2012, the Company’s interest rate swap was measured using Level 2 measurements.

•

Level 3: Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. At December 31, 2012, the Company had no Level 3 measurements.

The following table sets forth by level, within the fair value hierarchy, our financial assets and liabilities that were accounted for at fair value as of December 31, 2012:

	Level 1	Level 2	Level 3	Fair Value at December 31, 2012
Recurring fair value measurements
Interest rate swap	$—	$533,164	$—	$533,164

Subsequent Events

Management evaluated subsequent events through April 15, 2013, the date on which these financial statements were available for issuance.

3.	INVESTMENT

During 2012, the Company and TexStar Midstream Services, LP (“TexStar”) formed T2 Eagle Ford Gathering Company, LLC, T2 La Salle Gathering Company LLC, and T2 EF Cogeneration LLC (collectively, the “Joint Ventures”) to construct and operate a pipeline and cogeneration facility located in south Texas. The Company maintains a 50% interest in T2 Eagle Ford Gathering Company, LLC and T2 EF Cogeneration LLC and a 75% interest in T2 La Salle Gathering Company LLC.

During 2012, the Joint Ventures recognized no revenue and all activities related to construction of pipelines and cogeneration facility. As of December 31, 2012, TexStar owed the Company for construction costs incurred on behalf of the Joint Ventures and product sales totaling $12,252,009 and $2,515,079, respectively. For the period February 17, 2012 to December 31, 2012, the Joint Ventures incurred a net loss of ($2,835,396) primarily comprised of depreciation expense.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2012:

Pipelines and equipment	$175,865,422
Construction in process	28,200,654
Office equipment	760,242

Total cost	204,826,318
Less: Accumulated depreciation	(6,359,221)

Total property and equipment	$198,467,097

5.	DEBT

On April 5, 2012, the Company entered into a $107,000,000 term loan agreement (“term loan”) with a bank. On June 26, 2012 and February 11, 2013, the term loan was amended to increase the available commitment to $120,000,000 and $160,000,000, respectively. The term loan matures on April 5, 2015 and bears interest based on a base rate or LIBOR rate plus applicable margin. The effective interest rate as of December 31, 2012 was 2.46%. The term loan is collateralized by the real and personal property of the Company.

The term loan contains customary financial covenants such as minimum fixed charge coverage ratio, maximum leverage ratio, minimum liquidity coverage and minimum current ratio. The financial covenants do not become effective until September 30, 2013.

In conjunction with the Texana acquisition in 2010, the Company assumed a $25,000,000 revolving credit facility (“credit facility”). The credit facility was held by the Company’s wholly owned subsidiary, Texana Midstream Holding Company LP. During 2012, the credit facility was repaid with proceeds from the term loan.

6.	DERIVATIVE

On May 14, 2012, the Company entered into a three-year LIBOR interest rate basis swap contract to reduce the Company’s exposure to volatility in expected cash outflows attributable to the changes in LIBOR interest rates. Under the terms of the transaction, the Company will pay, in one-month intervals, a fixed rate of 2.92% and the counterparty will pay the prevailing one-month LIBOR rate. The initial notional value of $70,000,000 begins to amortize on a monthly basis on April 1, 2013 until expiration on April 1, 2015. As of December 31, 2012, the Company recorded the fair value of the interest rate swap totaling $533,164 as a derivative liability in the consolidated balance sheet.

The Company evaluates the effectiveness of the cash flow hedging relationship on an ongoing basis. No ineffectiveness was recorded during 2012. Reclassifications from accumulated other comprehensive income (loss) to interest expense relate to realized interest expense on the interest rate swap. During 2012, the Company recognized realized losses of $172,945. The Company expects to reclassify approximately $296,000 of net loss in 2013 to interest expense from accumulated other comprehensive income (loss).

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	RELATED PARTIES

NGP IX US Holdings, LP (“NGP”), a member, provided an equity backstop for the Company’s $120,000,000 term loan in return for a guarantee fee. The guarantee fee accrues at the rate of 4% per year. During 2012, the Company recorded guarantee fees in interest expense totaling $3,445,589. As the guarantee fee is not payable until the sale of the Company, the full obligation of $3,445,589 is classified as long-term at December 31, 2012.

The Company entered into a management agreement with NGP in which the Company was required to compensate NGP $26,250 per quarter in management fees in exchange for advisory services with respect to ongoing business management of the affairs of the Company. The Company paid NGP a total of $131,250 in management fees during 2012. As of December 31, 2012, the Company owed NGP $26,250 for accrued management fees.

8.	COMMITMENTS

During 2012, the Company entered into an agreement contracting for the fabrication of a second cryogenic plant. The agreement calls for periodic payments based upon achievements of certain milestones by the contractor of the cryogenic plant. The total amount expected to be paid for the cryogenic plant is $17,500,000. As of December 31, 2012, the Company has paid $14,875,000 of the balance.

Operating Leases

The Company leases office space in Dallas and The Woodlands, Texas under non-cancelable operating lease arrangements. Future minimum payments under non-cancelable operating leases, as of December 31, 2012, were as follows:

2013	$713,913
2014	136,253
2015	140,272
2016	111,249

$1,101,687

Rent expense under non-cancelable operating lease arrangements amounted to $131,046 during the year ended December 31, 2012.

9.	CONCENTRATION OF CREDIT RISK

Approximately 86% of the Company’s revenue for the year ended December 31, 2012 was derived from product sales. The majority of product sales were derived from three customers with whom the Company has a recurring business relationship. At December 31, 2012, approximately 79% of the accounts receivable balance was comprised of amounts due from these customers. If any of the purchasers were lost, there are alternative purchasers with whom relationships can be established.

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